                                                                   EXHIBIT 10.29

                              SUN COMMUNITIES, INC.

                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN

                        RESTRICTED STOCK AWARD AGREEMENT

      Sun Communities, Inc., a Maryland corporation (the "Company"), upon the recommendation of the Company's Board of Directors (the "Board") and pursuant to that certain Amended and Restated 1993 Stock Option Plan adopted by the Company's Board of Directors (the "Plan") and approved by its shareholders, and in consideration of the services to be rendered to the Company or its subsidiaries by Gary A. Shiffman ("Employee"), hereby grants and issues, as of May 10, 2004 (the "Date of Grant"), to Employee seventy-five thousand (75,000) shares of the Company's Common Stock, par value $0.01 per share (the "Shares"), subject to the terms and conditions contained in this Restricted Stock Award Agreement (the "Agreement") and subject to all the terms and conditions of the Plan, which are incorporated by reference herein. Employee agrees to the provisions set forth herein and in the Plan and acknowledges that each such provision is a material condition of the Company's agreement to issue the Shares to him. All capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Plan.

                        I. RECEIPT AND DELIVERY OF SHARES

      Until such time as the Shares vest in accordance with Section II below, the stock certificate or certificates evidencing the Shares shall be registered in the name of Employee but held in escrow by the Company. As soon as practicable after the date upon which any Shares vest, the Company shall deliver to Employee a certificate or certificates representing such vested Shares, registered in the name of Employee.

                              II. VESTING SCHEDULE

      (a) Subject to the restrictions and conditions set forth in the Plan, 18,750 of the Shares (the "Time-Vesting Shares") shall vest in full on May 10, 2007, provided that Employee is employed by the Company on such date. Subject to the restrictions and conditions set forth in the Plan, the remaining 56,250 Shares (the "Performance-Vesting Shares") shall vest on March 1, 2010 (provided that Employee is employed by the Company on such date) on the basis of the compound annual growth rate of the Company's funds from operations per weighted average number of outstanding shares of Common Stock on a fully diluted basis (as determined by reference to the Company's audited financial statements) (the "Per Share FFO") for the period commencing April 1, 2004 and ending December 31, 2009 (the "CAGR"), determined by comparing the Per Share FFO for the year ending December 31, 2009 to $3.20 (which was the Per Share FFO for the quarter ended March 31, 2004 on an annualized basis), as follows:

                                          At least 5%    At least 6%      At least 7%      At least 8%
                             Less than     but less        but less        but less         but less
CAGR                             5%         than 6%        than 7%          than 8%          than 9%         At least 9%
--------------------------   ---------    ----------     -----------      -----------      -----------       ----------
No. of Performance-
Vesting Shares vesting
on March 1, 2010                 0           26,250         41,250          48,750            52,500           56,250

      (b) All Performance-Vesting Shares that do not vest on March 1, 2010 in accordance with Section II(a) above shall be automatically forfeited to the Company and, accordingly, Employee shall forfeit all right, title and interest in and to such forfeited Performance-Vesting Shares.

      (c) In the event of Employee's Termination of Employment at any time for any reason other than the death or Disability (as defined below) of Employee, all unvested Shares shall be automatically forfeited to the Company and, accordingly, Employee shall forfeit all right, title and interest in and to such forfeited Shares. For purposes hereof, "Disability" shall mean physical or mental incapacity for an aggregate period of at least 90 days within any period of 365 consecutive days.

      (d) Notwithstanding anything to the contrary herein, upon the death or Disability of Employee, all unvested Time-Vesting Shares shall immediately become fully vested and not forfeitable and a pro-rata portion of the Performance-Vesting Shares ultimately earned in accordance with Section II(a), determined on the basis of the ratio of the number of months that Employee was employed during the period from January 1, 2004 through December 31, 2009 (the "Performance Period") to the total number of months in the Performance Period, shall become vested and not forfeitable on March 1, 2010. Notwithstanding anything to the contrary herein, upon the occurrence of a Change of Control Event, all unvested Shares shall immediately become fully vested and not forfeitable.

                           III. RESTRICTIONS ON SHARES

      Until a Share vests pursuant to Section II above, it shall not be liable for the debts, contracts or obligations of Employee nor be subject to disposition by assignment, transfer, sale, alienation, pledge, encumbrance or any other means, whether such disposition is voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or other legal or equitable proceeding (including bankruptcy), and any attempted disposition thereof shall be null and void and of no force or effect; provided, however, that this Section III does not prevent transfers by will or by the applicable laws of descent and distribution, or pursuant to the terms of a Qualified Domestic Relations Order.

                           IV. RIGHTS AS A STOCKHOLDER

      Notwithstanding Section 9.06 of the Plan to the contrary, Employee shall be entitled to all of the rights of a stockholder with respect to the Time-Vesting Shares, including the right to vote such Time-Vesting Shares and to receive dividends and other distributions payable with respect to such Time-Vesting Shares from and after the Date of Grant; provided that any securities or other property (but not cash) received in any such distribution with respect to any Time-Vesting Shares that are still subject to the restrictions of Section II and III of this Agreement shall be subject to all of the restrictions in this Agreement with respect to such Time-Vesting Shares. Notwithstanding anything to the contrary herein, Employee shall not be entitled to any of the rights of a stockholder with respect to the Performance-Vesting Shares until such Performance-Vesting Shares vest in accordance with Section II of this Agreement.

                                 V. REGISTRATION

      Subject to the other terms and conditions of this Agreement, the Shares may be offered and sold by Employee only if such stock is registered for resale under the Securities Act of 1933, as amended (the "Securities Act"), or if an exemption from registration under the Securities Act is available. Employee acknowledges and agrees: (a) that the Company has no obligation to effect such registration; (b) not to offer or sell the Shares unless and until such stock is registered for resale under the Securities Act or an exemption from registration is available; and (c) that the Shares were acquired for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

                      VI. NO RIGHT TO EMPLOYMENT CONFERRED

      Nothing in this Agreement or the Plan shall confer upon Employee any right to continue in employment with the Company or a subsidiary or interfere in any way with the right of the Company or any subsidiary to terminate such person's employment at any time.

                               VII. MISCELLANEOUS

      (a) In accordance with the terms of the Plan, the Company is entitled to withhold (or secure payment from Employee in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to the award or issuance of the Shares. Employee understands that the taxable income recognized by Employee as a result of the award of the Shares would be affected by a decision by Employee to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the "83(b) Election"), with respect to the Shares within thirty (30) days after the Date of Grant. Employee acknowledges and agrees that he will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Shares and for properly making such election and filing such election with the relevant taxing authorities on a timely basis.

      (b) If any provision of this Agreement is held invalid or unenforceable, the remaining provisions shall continue to be in full force and effect to the maximum extent permitted by law. If the implementation or presence of any provision of this Agreement would or will cause the Plan and thereby the Shares purchased thereunder to not be in compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any other statutory provision, such Agreement provision shall not be implemented or, at the Company's option following notice, such provision shall be severed from the Agreement as is appropriate or necessary to achieve statutory compliance; provided, however, that the parties hereby agree to negotiate in good faith as may be necessary to modify this Agreement to achieve statutory compliance or otherwise effectuate the intent of the parties following a severance permitted by this Section VII(b).

      (c) The number and kind of Shares, Time-Vesting Shares and Performance-Vesting Shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, or other change in capitalization with a similar substantive effect upon such Shares. The Administrator shall have the power to determine the amount of the adjustment to be made in each case.

      (d) Any notice required to be given hereunder to the Company shall be addressed to the Chief Financial Officer, Sun Communities, Inc., 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, and any notice required to be given to Employee shall be sent to Employee's address as shown on the records of the Company.

      (e) This instrument contains the entire Agreement of the parties and may only be amended by written agreement executed by the parties hereto.

      (f) This Agreement is made and entered into in, and shall be construed and enforced in accordance with the laws of, the State of Michigan.

      IN WITNESS WHEREOF, this Restricted Stock Award Agreement is hereby executed as of May 10, 2004.

                             "COMPANY"

                             SUN COMMUNITIES, INC., a Maryland corporation


                             By: /s/  Jeffrey P. Jorissen
                                ------------------------------------------------
                                 Jeffrey P. Jorissen, Chief Financial Officer

                             "EMPLOYEE"

                             /s/  Gary A. Shiffman
                             ---------------------------------------------------
                             GARY A. SHIFFMAN